                                                                 EXHIBIT 10.4(d)

                       FOURTH AMENDMENT TO LOAN AGREEMENT

      This Fourth Amendment to Loan Agreement, dated this 24th day of March, 2003, by and among Michael Baker Corporation, a Pennsylvania corporation ("MBC"), Michael Baker, Jr., Inc., a Pennsylvania corporation ("Michael Baker Jr."), Baker/MO Services, Inc., a Texas corporation ("Baker/MO"), Baker/OTS, Inc., a Delaware corporation ("Baker/OTS"), Baker Engineering NY, Inc., a New York corporation ("Baker NY") (each a "Borrower" and collectively, the "Borrowers"), Citizens Bank of Pennsylvania (assignee of Mellon Bank, N.A.), a Pennsylvania banking institution ("Citizens"), National City Bank of Pennsylvania, a national banking association ("NCB"), and Fifth Third Bank, a national banking association ("Fifth Third") (each a "Bank" and collectively, the "Banks"), and Citizens Bank of Pennsylvania, as agent for the Banks (in such capacity, the "Agent") ("Fourth Amendment").

                              W I T N E S S E T H:

      WHEREAS, the Borrowers, the Banks and the Agent entered into that certain Loan Agreement, dated September 5, 2001, as amended by (i) the First Amendment to Loan Agreement, dated February 20, 2002, by and among the Borrowers, the Banks and the Agent, (ii) the Second Amendment to Loan Agreement, dated April 26, 2002, by and among the Borrowers, the Banks and the Agent and (iii) the Third Amendment to Loan Agreement, dated July 31, 2002, by and among the Borrowers, the Banks and the Agent (as amended, the "Loan Agreement"), pursuant to which, among other things, the Banks agreed to extend credit to the Borrowers pursuant to a revolving credit facility in an aggregate principal amount not to exceed Forty Million and 00/100 Dollars ($40,000,000.00); and

      WHEREAS, the Borrowers desire to amend certain provisions of the Loan Agreement to provide for, among other things, a swing line credit facility in an amount not to exceed Five Million and 00/100 Dollars ($5,000,000.00), and the Banks and the Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.

      2. Any and all references to "Mellon" contained in the Loan Agreement shall instead be references to "Citizens".

      3. Section 1.01 of the Loan Agreement is hereby amended by deleting the existing definition of "Loan" or "Loans" and inserting the following in its stead:

      "Loan" or "Loans" shall mean, singularly or collectively, as the context may require, the Revolving Credit Loans, the Swing Line Loans and any other credit to any Borrower extended by any Bank in accordance with
      Article II hereof as evidenced by the Notes, as the case may be.

      4. Section 1.01 of the Loan Agreement is hereby amended by deleting the existing definition of "Note" or "Notes" and inserting the following in its stead:

      "Note" or "Notes" shall mean, singularly or collectively as the context may require, the Citizens Revolving Credit Note, the NCB Revolving Credit Note, the Fifth Third Revolving Credit Note, the Swing Line Note and any other note of the Borrowers executed and delivered pursuant to this Agreement, as any such note may be amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

      5. Section 1.01 of the Loan Agreement is hereby amended by deleting the existing definition of "Office" and inserting the following in its stead:

      "Office", when used in connection with (i) Citizens or the Agent, shall mean its designated office located at 525 William Penn Place, Pittsburgh, Pennsylvania 15219 or such other office of Citizens or the Agent as Citizens or the Agent may designate in writing from time to time, or (ii) any other Bank, shall mean its designated office identified on Schedule 1 attached hereto and made a part hereof with respect to such Bank or such other office of such Bank as such Bank may designate in writing from time to time.

      6. Section 1.01 of the Loan Agreement is hereby amended by inserting the following definitions:

      "Costs in Excess of Billings Ratio" shall mean, the ratio of (i) Costs in Excess of Billings as of the date of determination to (ii) Total Revenue for the month ending on the date of determination.

      "Libor Advantage Loan Interest Payment Date" shall mean, initially, April 1, 2003, and thereafter the numerically corresponding date of each month. If a month does not contain a day that numerically corresponds to the date of the Libor Advantage Loan Interest Payment Date, the Libor Advantage Loan Interest Payment Date shall be the last day of such month.

      "Libor Advantage Loan Interest Period" shall mean, initially, the period commencing on March 24, 2003 (the "Start Date") and ending on the numerically corresponding date one (1) month later, and thereafter each one (1) month period ending on the day of such month that numerically corresponds to the Start Date. If a Libor Advantage Loan Interest Period is to end in a month for which there is no day which numerically corresponds to the Start Date, the Libor Advantage Loan Interest Period will end on the last day of such month.

      "Libor Advantage Rate" shall mean, relative to any Libor Advantage Loan Interest Period, the offered rate for delivery in two (2) London Banking Days (as defined below) of deposits of U.S. Dollars which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day on which the Libor Advantage Loan Interest Period commences, and for a period approximately equal to such Libor Advantage Loan Interest Period. If the first (1st) day of any Libor Advantage Loan Interest Period is not a day which is both a (i) Business Day, and (ii) a day on which U.S. Dollar deposits are transacted in the London interbank market (a "London Banking Day"), the Libor Advantage Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If for any reason the Libor Advantage Rate is unavailable and/or the Swing Line Lender is unable to determine the Libor Advantage Rate for any Libor Advantage Loan Interest Period, the Libor Advantage Rate shall be deemed to be equal to the Prime Rate.

      "Libor Advantage Rate Loan" shall mean any Loan that bears interest with reference to the Libor Advantage Rate.

      "Refunded Swing Line Loans" shall mean as set forth in Section 2.01.5(d) hereof.

      "Swing Line Lender" shall mean Citizens, in its capacity as Swing Line Lender, or any Person serving as a successor Swing Line Lender hereunder.

      "Swing Line Loan Facility" shall mean as set forth in Section 2.01.5(a) hereof.

      "Swing Line Loans" shall mean the Loans made by the Swing Line Lender to the Borrowers pursuant to Section 2.01.5 hereof.

      "Swing Line Note" shall mean the Swing Line Note, dated March 24, 2003, made by the Borrowers to the Swing Line Lender, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

      "Total Revenue" shall mean, for the period of determination, total revenue determined and Consolidated for the Borrowers and their Subsidiaries in accordance with GAAP.

      7. The first sentence of Section 2.01(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

      Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement, the Notes and the other Loan Documents, the Banks severally (but not jointly) agree to make loans (the "Revolving Credit Loans") to the Borrowers at any time or from time to time on or after the Closing Date and to and including the Business Day immediately preceding the Expiry Date in an aggregate principal amount which, when combined with the aggregate principal amount of all Swing Line Loans outstanding and the aggregate Letter of Credit Undrawn Availability, shall not exceed at any one time outstanding Forty Million and 00/100 Dollars ($40,000,000.00) (the "Revolving Credit Facility Commitment"); provided, however, that no Bank shall be required to make Revolving Credit Loans (or participate in the issuance of Letters of Credit) in an aggregate principal amount outstanding at any one time exceeding such Bank's Commitment Percentage.

      8. The first and second sentences of Section 2.01(d) of the Loan Agreement are hereby deleted in their entirety and in their stead are inserted the following:

      The sum of the aggregate principal amount of all Revolving Credit Loans outstanding, the sum of the aggregate principal amount of all Swing Line Loans outstanding and the aggregate Letter of Credit Undrawn Availability shall not exceed the amount of the Revolving Credit Facility Commitment. The Borrowers agree that if at any time the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, the sum of the aggregate principal amount of all Swing Line Loans outstanding and the aggregate Letter of Credit Undrawn Availability exceeds the amount of the Revolving Credit Facility Commitment (the "Excess Amount"), the Borrowers shall promptly, but in no event later than one Business Day thereafter, pay to the Agent (for the ratable benefit of the Banks) such Excess Amount.

      9. Article II of the Loan Agreement is hereby amended by inserting the following as Section 2.01.5:

      2.01.5 Swing Line Loan Facility.

            (a) Swing Line Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swing Line Lender may, in its sole and absolute discretion, make available to the Borrowers at any time and from time to time during the period from the Closing Date through and including the Business Day immediately preceding the earlier of (i) the date upon which the aggregate unpaid principal balance of the Swing Line Loans become due and payable by demand or (ii) the Expiry Date, by making Swing Line Loans to the Borrowers in an aggregate principal amount not exceeding at any one time outstanding Five Million and 00/100 Dollars ($5,000,000.00) (the "Swing Line Loan Facility"). If not sooner paid, each Swing Line Loan, all unpaid interest thereon and all other sums and costs incurred hereunder with respect to such Swing Line Loan shall be immediately due and payable on the earlier of (i) thirty (30) Business Days from the date such Swing Line Loan was made, (ii) demand or (iii) the Expiry Date, without notice, presentment or demand (unless payable by demand). Within the limits of time and amount set forth in this Section 2.01.5, and subject to the provisions of this Agreement including, without limitation, the Swing Line Lender's right to demand repayment of the Swing Line Loans at any time with or without the occurrence of an Event of Default, the Borrowers may borrow, repay and reborrow under this Section 2.01.5.

            (b) Swing Line Note. The obligation of the Borrowers to repay the unpaid principal amount of the Swing Line Loans made to the Borrowers by the Swing Line Lender and to pay interest on the unpaid principal amount thereof will be evidenced by the Swing Line Note of the Borrowers. The executed Swing Line Note will be delivered by the Borrowers to the Swing Line Lender on March 24, 2003.

            (c) Making Swing Line Loans. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, and provided that the Borrowers have satisfied all applicable conditions specified in
      Article IV hereof, the Swing Line Lender may, in its sole and absolute discretion, make Swing Line Loans to the Borrowers on such Business Day and in such amount as (i) an Authorized Representative of the Borrowers shall request by written or telephonic notice (confirmed promptly, but in no event later than one (1) Business Day thereafter in writing) received by the Swing Line Lender no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the date of requested disbursement of the Swing Line Loan or (ii) as otherwise agreed to by the Borrowers and the Swing Line Lender in accordance with the Cash Management Master Agreement, dated March 24, 2003, by and among the Swing Line Lender and the Borrowers which incorporates by reference the Cash Sweep Terms and Conditions executed by the Borrowers and accepted by the Swing Line Lender on March 24, 2003 (collectively, the "Cash Management Agreement"). Subject to the terms and conditions of this Agreement and the terms and conditions of the Cash Management Agreement, on each borrowing date, the Swing Line Lender shall make the proceeds of the Swing Line Loan available to the Borrowers at the Swing Line Lender's Office in immediately available funds not later than 2:00 p.m., Pittsburgh, Pennsylvania time. Notwithstanding anything contained herein, the Swing Line Lender shall notify the Borrowers prior to terminating the Swing Line Loan Facility and/or the services provided under the Cash Management Agreement. The Swing Line Lender shall give notice to the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) of the next Business Day or such other time as the Agent and the Swing Line Lender may agree of the amount of each such Swing Line Loan.

            (d) Refunded Swing Line Loans. With respect to any Swing Line Loans, the Swing Line Lender may, at any time in its sole and absolute discretion, deliver to the Agent (with a copy to the Borrowers), no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the first (1st) Business Day immediately preceding the proposed date of disbursement, a notice (which shall be deemed to be a notice of borrowing given by an Authorized Representative) requesting the Banks to make Revolving Credit Loans that are Prime Rate Loans on such date in an amount equal to the lesser of (a) the amount of such Swing Line Loans outstanding on the date such notice is given which the Swing Line Lender requests the Banks to prepay or (b) the difference between the amount of the Swing Line Loan Facility minus the sum of (a) the Swing Line Lender's Pro Rata Share of Letter of Credit Undrawn Availability plus (b) the amount of the Swing Line Lender's outstanding Revolving Credit Loans (the lesser of (a) and
      (b) is the "Refunded Swing Line Loans"). Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Credit Loans made by Banks other than the Swing Line Lender shall be immediately delivered by the Agent to the Swing Line Lender (and not to the Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Credit Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Credit Loan made by the Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding Revolving Credit Loans and shall be due under the Revolving Credit Note of the Swing Line Lender.

            Anything contained herein to the contrary notwithstanding, each Bank's obligation to make Revolving Credit Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Default; (c) any Material Adverse Change; (d) any breach of this Agreement or any other Loan Document by the Borrowers; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Bank are subject to the condition that (X) the Swing Line Lender believed in good faith that all conditions under Article IV to the making of the applicable Swing Line Loans were satisfied at the time such Swing Line Loans were made or
      (Y) the satisfaction of any such condition not satisfied had been waived in writing by the Banks prior to or at the time such Swing Line Loans were made.

      10. The introductory clause of Section 2.02(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

            (a) Interest on the Revolving Credit Loans and Swing Line Loans. Subject to the terms and conditions of this Agreement, the aggregate outstanding principal balance of the Swing Line Loans shall be Libor Advantage Rate Loans which shall bear interest during each applicable Libor Advantage Loan Interest Period at the Libor Advantage Rate plus the Applicable Libor Margin as determined below and the aggregate outstanding principal balance of the Revolving Credit Loans shall be, at the option of the Borrowers as selected pursuant to Section 2.01(c) hereof, (x) Prime Rate Loans which shall bear interest for each day at the rates set forth below or (y) Libor Rate Loans which shall bear interest during each applicable Interest Period at the rates set forth below:

      11. Section 2.03 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

            2.03 Interest Payments. The Borrowers shall pay to the Agent for the ratable account of the Banks interest on the aggregate outstanding balance of the Revolving Credit Loans which are Prime Rate Loans in arrears, on April 1, 2003 and on the first day of each calendar month thereafter through and including the Expiry Date. The Borrowers shall pay to the Agent for the ratable account of the Banks interest on the unpaid principal balance of the Revolving Credit Loans that are Libor Rate Loans on the earlier of (i) the last day of the applicable Interest Period for such Loan or (ii) for such Loans with an applicable Interest Period exceeding three (3) months, on each and every three (3) month anniversary of each such Loan during the period from the Closing Date to and including the Expiry Date. The Borrowers shall pay to the Swing Line Lender interest on the unpaid principal balance of the aggregate outstanding balance of the Swing Line Loans in arrears, on each Libor Advantage Loan Interest Payment Date through and including the earlier of demand or the Expiry Date. After maturity of any part of the Loans (whether upon the occurrence of an Event of Default, by acceleration, demand or otherwise), interest on such part of the Loans shall be immediately due and payable upon delivery by the Agent of an invoice for such interest without further notice, presentment, or demand of any kind.

      12. Section 2.04(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

            (a) The Borrowers shall pay to the Agent for the account of each Bank, (i) a commitment fee on the unused portion of the Revolving Credit Facility Commitment during the period from the date of this Agreement to the Expiry Date, payable quarterly in arrears on the first (1st) day of each April, July, October and January of each calendar year and on the Expiry Date. Such fee shall be equal to the amount by which the amount of each Bank's Commitment has exceeded the average daily closing principal balance of the sum of such Bank's Revolving Credit Loans (for purposes of this computation, the Swing Line Loans shall be deemed to be borrowed amounts under the Revolving Credit Commitment of Citizens) plus its Pro Rata Share of the Letter of Credit Undrawn Availability during the preceding calendar quarter, multiplied by three-eights of one percent (0.375%), multiplied by a fraction, the numerator of which is the actual number of days in such calendar quarter and the denominator of which is three hundred sixty (360); and (ii) the Letter of Credit Commission pursuant to Section 2.06 hereof.

      13. The first sentence of Section 2.05 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

            From time to time during the period from the Closing Date to the thirtieth (30th) day preceding the Expiry Date, subject to the further terms and conditions hereof, including those required in connection with the making of Revolving Credit Loans, the Agent shall issue standby letters of credit or trade letters of credit (collectively with the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrowers in an amount not to exceed Twenty Million and 00/100 Dollars ($20,000,000.00) in the aggregate as a subfacility of the Revolving Credit Facility Commitment; provided, however, that on any date on which the Borrowers request a Letter of Credit, and after giving effect to the Letter of Credit Face Amount of such Letter of Credit, the sum of all Revolving Credit Loans outstanding, the sum of all Swing Line Loans outstanding and the Letter of Credit Undrawn Availability shall not exceed the Revolving Credit Facility Commitment.

      14. Section 6.14 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

            6.14 Costs in Excess of Billings. The Borrowers shall maintain a Costs in Excess of Billings Ratio in an amount which shall not exceed (i)
      1.50 to 1.00 as of March 31, 2003 and June 30, 2003 and (ii) 1.35 to 1.00
      as of September 30, 2003. The Borrowers' Costs in Excess of Billings shall not exceed Thirty Eight Million and 00/100 Dollars ($38,000,000.00) as of December 31, 2003, and as of the last day of each March, June, September and December thereafter through the Expiry Date.

      15. The provisions of Sections 2 through 14 of this Fourth Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to it:

            (a) a fully-executed and notarized Swing Line Note, made by the Borrowers to the Swing Line Lender in the original principal amount not to exceed Five Million and 00/100 Dollars ($5,000,000.00); and

            (b) such other documents as may be reasonably requested by the Agent.

      16. Pursuant to Section 6.10 of the Loan Agreement, the Borrowers agreed, among other things, that they would not, and they would not permit any Subsidiary to, make or commit to make, Capital Expenditures in any fiscal year aggregating, for all Borrowers and Subsidiaries, more than Ten Million and 00/100 Dollars ($10,000,000.00). The Borrowers have informed the

Agent that the Borrowers and their Subsidiaries made or committed to make Capital Expenditures for the fiscal year 2002 in the approximate amount of Thirteen Million and 00/100 Dollars ($13,000,000.00).

      Notwithstanding the foregoing, the Borrowers have requested that the Agent and the Banks waive the Event of Default that has occurred under the Loan Agreement as a result of the above-described violation. The Agent and the Banks hereby waive the Event of Default specifically described in this Paragraph 16.

      17. Each Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement.

      18. Each Borrower hereby represents and warrants to the Banks and the Agent that (i) such Borrower has the legal power and authority to execute and deliver this Fourth Amendment, (ii) the officers of such Borrower executing this Fourth Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational agreements of such Borrower or any Law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower, and (iv) this Fourth Amendment, the Loan Agreement and the documents executed or to be executed by such Borrower in connection herewith or therewith constitute valid and binding obligations of such Borrower in every respect, enforceable in accordance with their respective terms.

      19. Subject to the provisions of Paragraph 16 of this Fourth Amendment, each Borrower represents and warrants that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof, (ii) the Schedules attached to and made a part of the Loan Agreement are true and correct in all material respects as of the date hereof, and (ii) it presently has no known claims or actions of any kind at Law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Documents.

      20. Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.

      21. The agreements contained in this Fourth Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This Fourth Amendment amends the Loan Agreement and is not a novation thereof.

      22. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

      23. This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Fourth Amendment.


                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers as of the date above written.

Attest:                                                       Michael Baker Corporation

By:  /s/ H. James McKnight                                    By:  /s/ William P. Mooney
   --------------------------------------------------              ------------------------------------------------

Name:  H. James McKnight                                      Name: William P. Mooney
     ------------------------------------------------              ------------------------------------------------

Title: Executive V.P., General Counsel & Sec.                 Title:  Executive V.P. and CFO
      ---------------------------------------                         ---------------------------------------------


Attest:                                                       MICHAEL BAKER, JR., INC.

By:  /s/ H. James McKnight                                    By:  /s/ William P. Mooney
     ------------------------------------------------              ------------------------------------------------

Name:  H. James McKnight                                      Name: William P. Mooney
     ------------------------------------------------               -----------------------------------------------

Title: Executive V.P., General Counsel & Sec.                 Title:  Executive V.P. and CFO
      ---------------------------------------                         ---------------------------------------------


Attest:                                                       BAKER/MO SERVICES, INC.

By:  /s/ H. James McKnight                                    By:  /s/ William P. Mooney
     ------------------------------------------------             -------------------------------------------------

Name:  H. James McKnight                                      Name: William P. Mooney
     ------------------------------------------------               -----------------------------------------------

Title: Executive V.P., General Counsel & Sec.                Title:  Executive V.P. and CFO
      ---------------------------------------                       -----------------------------------------------


Attest:                                                       Baker/OTS, Inc.

By:  /s/ H. James McKnight                                    By:  /s/ William P. Mooney
     ------------------------------------------------            --------------------------------------------------

Name:  H. James McKnight                                      Name: William P. Mooney
     ------------------------------------------------               -----------------------------------------------

Title: Executive V.P., General Counsel & Sec.                 Title:  Executive V.P. and CFO
      ---------------------------------------                        ----------------------------------------------


Attest:                                                       Baker Engineering NY, Inc.

By:  /s/ H. James McKnight                                    By:  /s/ William P. Mooney
     ------------------------------------------------            --------------------------------------------------

Name:  H. James McKnight                                      Name: William P. Mooney
     ------------------------------------------------               -----------------------------------------------

Title: Executive V.P., General Counsel & Sec.                 Title:  Executive V.P. and CFO
      ---------------------------------------                        ----------------------------------------------

                         Citizens Bank of Pennsylvania, as Agent and for itself as a Bank

                         By:  /s/ John J. Ligday Jr.
                            --------------------------------------------------

                         Name:   John J. Ligday Jr.
                               -----------------------------------------------

                         Title:  Vice President
                               -----------------------------------------------


                         National City Bank of Pennsylvania


                         By:  /s/ Susan J. Dimmick
                            --------------------------------------------------

                         Name:  Susan J. Dimmick
                              ------------------------------------------------

                         Title:  Vice President
                               -----------------------------------------------


                         Fifth Third Bank

                         By:  /s/  C.S. Helmeci
                            --------------------------------------------------

                         Name:  Christopher S. Helmeci
                              ------------------------------------------------

                         Title:  Vice President
                               -----------------------------------------------